STATEMENT TO INVESTOR CERTIFICATEHOLDERS
FOR SIGNET HELOC TRUST 1995-A
HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1995-A
POOLING AND SERVICING AGREEMENT DATED DECEMBER 06, 1995



DISTRIBUTION DATE                                                                5/20/96
COLLECTION PERIOD                                                    04/01/96 - 04/30/96

BALANCES AND FACTORS

Beginning Pool Balance                                                    462,760,203.42
Beginning Invested Amount                                                 452,798,549.23
Beginning Investor Certificate Principal Balance                          447,510,827.23

Ending Pool Balance                                                       457,870,229.33
Ending Invested Amount                                                    447,856,927.57
Ending Investor Certificate Principal Balance                             442,569,205.57

Pool Factor                                                                    0.9206727

RATES AND PERCENTAGES
Certificate Rate                                                                   5.716%
Floating Allocation Percentage                                                     97.85%

COLLECTIONS

Interest Collections (net of Servicing Fee)                                 3,448,311.82
Total Principal Collections                                                21,557,044.19
   Principal Collections(Net of TDA)                                       21,557,044.19
   Transfer Deposit Amounts                                                         0.00

Servicer Advances                                                                   0.00
Policy Draw Amount                                                                  0.00
Deficiency Amount                                                                   0.00

INVESTOR CERTIFICATE DISTRIBUTIONS (PER $1,000 CERTIFICATE)

- --------------------------------------------------------------------------------------
TOTAL INVESTOR CERTIFICATE INTEREST DISTRIBUTION                               4.1388088

- --------------------------------------------------------------------------------------
   Investor Certificate Interest                                               4.1388088
   Carryover Amount                                                            0.0000000
   Interest on Carryover Amount                                                0.0000000
   Overdue Investor Certificate Interest                                       0.0000000
   Interest on Overdue Investor Certificate Interest                           0.0000000

- --------------------------------------------------------------------------------------
TOTAL INVESTOR CERTIFICATE PRINCIPAL DISTRIBUTION                             10.2800106

- --------------------------------------------------------------------------------------
   Principal Distribution Amount                                              10.2404798
   Investor Certificate Liquidation Loss Amount*                               0.0395308

- --------------------------------------------------------------------------------------
TOTAL INVESTOR CERTIFICATE DISTRIBUTION                                       14.4188194

- --------------------------------------------------------------------------------------

OTHER DISTRIBUTIONS
Servicing Fee                                                                 192,816.75
Reimbursement of previous Servicer Advances                                         0.00

*to be paid to Investor Certificateholders

STATEMENT TO INVESTOR CERTIFICATEHOLDERS
FOR SIGNET HELOC TRUST 1995-A
HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1995-A
POOLING AND SERVICING AGREEMENT DATED DECEMBER 06, 1995

DISTRIBUTION DATE                                                                5/20/96
COLLECTION PERIOD                                                    04/01/96 - 04/30/96

CHARGE OFFS, LOSSES, DELINQUENCIES AND REO
Current Period Charge Off Amounts                                                   0.00
Current Period Liquidation Loss Amounts                                        19,420.09
Current Period Investor Certificate Liquidation Loss Amounts                   19,002.56
Accumulated Charge Off Amounts                                                      0.00
Accumulated Liquidation Loss Amounts                                           50,908.19
Accumulated Investor Certificate Liquidation Loss Amounts                      49,684.56

- --------------------------------------------------------------------------------------
30-59 Days Delinquent
  # of Accounts                                                                       81
  Principal Balance                                                         2,179,287.72

60-89 Days Delinquent
  # of Accounts                                                                        4
  Principal Balance                                                            75,964.69

90 and Greater Days Delinquent
  # of Accounts                                                                       16
  Principal Balance                                                           475,236.52

REO
  # of Accounts                                                                        0
  Principal Balance                                                                 0.00

- --------------------------------------------------------------------------------------


OUTSTANDING PAYMENTS/REIMBURSEMENTS

Unpaid Carryover Amounts                                                            0.00

Unreimbursed Servicer Advances                                                      0.00

Unreimbursed Liquidation Loss Amount                                                0.00

DEFECTIVE/ELIGIBLE SUBSTITUTE MORTGAGE LOANS

Current Period Aggregate
Defective Mortgage Loans                                                      550,048.23

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                  0.00



SIGNET BANK, AS SELLER AND SERVICER

Signed:  /s/ Suzanne Bachman
Name: Suzanne Bachman
Title: Sr. Vice President

                                                 page 6 of 6